UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Oruka Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT  —  SUBJECT TO COMPLETION

855 Oak Grove Ave., Suite 100, Menlo Park, CA 94025
NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 14, 2024
To the Stockholders of Oruka Therapeutics:
Oruka Therapeutics, Inc. (the “Company”) will hold a Special Meeting of Stockholders (the “Special Meeting”) on Thursday, November 14, 2024, at 12:00 p.m. Eastern Time. The Special Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/ORKA2024SM. The Special Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)
To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share, issued in September 2024;

(2)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and
(3)	To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.
The Board of Directors has fixed October 16, 2024 as the Record Date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.
Instructions for accessing the virtual Special Meeting are provided in the Proxy Statement. Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the meeting chair or secretary will convene the meeting at 1:00 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://ir.orukatx.com/.

By Order of the Board of Directors,

/s/ Lawrence Klein
Lawrence Klein, Ph.D.
President, Chief Executive Officer and Director

Menlo Park, California
October  , 2024
Whether or not you expect to participate in the virtual Special Meeting, please vote as promptly as possible in order to ensure your representation at the Special Meeting. You may vote online, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

i

LEGAL MATTERS
ARCA-Oruka Merger. On August 29, 2024 (the “Merger Closing”), we completed a business combination (the “Merger”) with Oruka Therapeutics Operating Company, LLC (which prior to the Merger Closing was known as Oruka Therapeutics, Inc., a private Delaware corporation, or “Pre-Merger Oruka”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of April 3, 2024 (the “Merger Agreement”), by and among the Company (which prior to the Merger Closing was known as ARCA biopharma, Inc., or “ARCA”), Atlas Merger Sub Corp, a Delaware corporation and wholly owned subsidiary of ARCA (“First Merger Sub”), Atlas Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of ARCA (“Second Merger Sub”), and Pre-Merger Oruka. Pursuant to the Merger Agreement, First Merger Sub merged with and into Pre-Merger Oruka, with Pre-Merger Oruka continuing as a wholly owned subsidiary of ARCA and the surviving corporation of the merger, and Oruka merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the merger and continuing under the name “Oruka Therapeutics Operating Company, LLC.” In connection with the Merger, we changed our name from “ARCA biopharma, Inc.” to “Oruka Therapeutics, Inc.” and our Nasdaq ticker symbol from “ABIO” to “ORKA”.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on November 14, 2024. The Proxy Statement is available at www.proxyvote.com.
Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the proposed conversion of the Series A Preferred Stock, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 5, 2024 and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks. Oruka is the trademark of Oruka Therapeutics, Inc. Other names and brands may be claimed as the property of others.
ii

855 Oak Grove Ave., Suite 100, Menlo Park, CA 94025
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Oruka Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held virtually on November 14, 2024 at 12:00 p.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Special Meeting and to vote on the proposals described in this proxy statement (the “Proxy Statement”). The proxy materials are being mailed to our stockholders on or about October   , 2024.
Why Are We Holding a Virtual Special Meeting?
We have adopted a virtual meeting format for the Special Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Special Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who Can Vote?
Only stockholders of record at the close of business on October 16, 2024 (the “Record Date”) are entitled to notice of the Special Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date,      shares of our common stock were issued and outstanding. Shares of our preferred stock generally do not have voting rights and holders of our preferred stock are therefore not entitled to vote at the Special Meeting.
In light of the need to schedule a Special Meeting by a certain date to satisfy our obligations under the Purchase Agreement (as defined below) that we recently entered into, we could not initiate the broker inquiry required by Exchange Act Rule 14a-13(a)(1) 20 business days prior to the Record Date. In accordance with SEC rules, we initiated the inquiry as soon as we established the Record Date for the Special Meeting. We have received assurance that the broker inquiry that has been conducted on our behalf has produced a complete data set of stockholders, banks and brokers as of the Record Date.
What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?
Registered Stockholder: Shares Registered in Your Name
If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Special Meeting?
Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Special Meeting. To participate in the Special Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/ORKA2024SM, enter the 16-digit control number found on your proxy card, and follow the instructions on the website. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Special Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Special Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Special Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 12:00 p.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Special Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What Am I Voting on?
The proposals to be voted on at the Special Meeting are as follows:
(1)
To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), issued in September 2024 (“Proposal 1”); and

(2)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 2”).
How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares “FOR” Proposals 1 and 2.
What If Another Matter Is Properly Brought before the Special Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
How Many Votes Do I Have?
Each share of common stock is entitled to one vote on each proposal to be voted on at the Special Meeting.
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
How Do I Vote?
Even if you plan to attend the Special Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Special Meeting.

Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may vote your shares online during the virtual Special Meeting (see “How Can I Participate in the Virtual Special Meeting?” above), by proxy in advance of the Special Meeting by Internet (at www.proxyvote.com), by completing and mailing a proxy card or by telephone (at (800) 690-6903).
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may vote your shares online during the virtual Special Meeting (see “How Can I Participate in the Virtual Special Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Special Meeting by following the instructions they provide.
What Happens If I Do Not Vote?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Special Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Stockholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Special Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.
Can I Change My Vote after I Submit My Proxy?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Special Meeting in any one of the following ways:
(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)	You may submit new proxy instructions via telephone or the Internet;
(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or
(4)	You may vote by attending the Special Meeting virtually. However, your virtual attendance at the Special Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting, either virtually or represented by proxy, must be present at the Special Meeting to constitute a quorum. A quorum is required to transact business at the Special Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Special Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the chair of the Special Meeting or the holders of a majority of shares of common stock present at the Special Meeting, either virtually or represented by proxy, may adjourn the Special Meeting to another time or date.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by the Inspector of Elections appointed for the Special Meeting.
Proposal 1: Approval of Conversion of the Series A Preferred Stock Issued in September 2024
The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Special Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.
Proposal 2: Approval of an Adjournment of the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies
The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Special Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.
How Can I Find out the Voting Results?
We expect to announce preliminary voting results at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

PROPOSAL 1: APPROVAL OF CONVERSION OF SERIES A PREFERRED STOCK
Overview
On September 11, 2024, we entered into the Securities Purchase Agreement (the “Purchase Agreement”) for a private placement with the purchasers party thereto for aggregate gross proceeds of approximately $200.5 million, pursuant to which we issued and sold (i) an aggregate of 5,600,000 shares of our common stock, (ii) an aggregate of 2,439 shares of our Series A Preferred Stock and (iii) pre-funded warrants to purchase an aggregate of 680,000 shares of common stock (the “Private Placement”). The Series A Preferred Stock is intended to have rights that are generally equivalent to shares of our common stock, provided that the Series A Preferred Stock does not have the right to vote on most matters (including the election of directors).
The conversion of the shares of Series A Preferred Stock issued in September 2024 into shares of common stock is being submitted for stockholder approval through this Proposal 1. Subject to the approval of Proposal 1 and certain beneficial ownership limitations set by each holder, each share of Series A Preferred Stock will automatically convert into 1,000 shares of common stock. Assuming approval of Proposal 1 and subject to certain beneficial ownership limitations, 2,439,000 shares of common stock are issuable upon conversion of the above-described Series A Preferred Stock.
On September 13, 2024, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers party thereto, which provides that we will register the resale of the common stock sold in the Private Placement, the shares of common stock issuable upon conversion of the Series A Preferred Stock sold in the Private Placement and shares issuable upon exercise of the pre-funded warrants sold in the Private Placement. We are required to prepare and file a registration statement with the SEC no later than November 15, 2024, and to use our commercially reasonable efforts to have the registration statement declared effective within 90 days thereafter, subject to certain exceptions.
The sale into the public market of the shares of common stock issuable upon conversion of the Series A Preferred Stock could materially and adversely affect the market price of our common stock. Under the terms of the Purchase Agreement, we agreed to use best efforts to obtain the requisite approval for the conversion of all outstanding shares of Series A Preferred Stock issued in the Purchase Agreement into shares of our common stock, as required by the Nasdaq listing rules, at a special meeting of stockholders and, if such approval is not obtained at that meeting, to seek to obtain such approval at a stockholders meeting to be held at least every 90 days thereafter until such approval is obtained, which would be time consuming and costly. Additionally, if our stockholders do not timely approve the conversion of our Series A Preferred Stock, then the holders of our Series A Preferred Stock may be entitled to require us to settle their shares of Series A Preferred Stock for cash at a price per share equal to the fair value of the Series A Preferred Stock at such time, as described in our Series A Certificate of Designation relating to the Series A Preferred Stock. If we are forced to settle a significant amount of the Series A Preferred Stock, it could materially affect our results of operations.
Description of Series A Preferred Stock
Conversion. Following stockholder approval of Proposal 1, effective as of 5:00 p.m. Eastern Time on the third business day after the date on which such stockholder approval is received, each share of Series A Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (initially set by the holder from 9.99% up to 19.99% and thereafter adjusted) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.
Voting Rights. Except as otherwise required by law (e.g., voting on a change to the authorized shares of Series A Preferred Stock or the rights of such shares as required by Delaware law) and the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock that we filed with the Secretary of State of the State of Delaware on September 12, 2024 (the “Certificate of Designation”), the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote or written waiver of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the Certificate of Designation, or (c) amend the Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock.
Dividends. Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of common stock.
Liquidation and Dissolution. The Series A Preferred Stock ranks on parity with common stock upon any liquidation, dissolution or winding-up of the Company.
Reasons for Stockholder Approval. Our common stock is listed on The Nasdaq Global Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635(d), which requires stockholder approval prior to the issuance of 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the Minimum Price (as defined in the Nasdaq Listing Rules). Thus, in order to permit the issuance of common stock upon conversion of the Series A Preferred Stock, we must first obtain stockholder approval of this issuance.
Beneficial Ownership Limitations. We are not seeking stockholder approval of a potential “change in control” under Nasdaq Listing Rule 5635(b), which generally prohibits Nasdaq-listed companies from issuing common stock to a stockholder in a transaction that would cause the holder to beneficially own more than 20% of the then-outstanding common stock (subject to certain exceptions). Assuming that Proposal 1 is approved, the Series A Preferred Stock will continue to have a beneficial ownership conversion limit that would prevent a stockholder from converting its shares if, as a result of such conversion, it would beneficially own a number of shares above its applicable conversion blocker (which cannot exceed 19.99% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion).
No Dissenter’s or Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to Proposal 1.
Interest of Certain Persons in Matter to be Acted Upon
Peter Harwin is a director of the Company and a managing member of Fairmount Funds Management LLC (“Fairmount”). Pursuant to the Purchase Agreement, Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”) purchased 275,000 shares of common stock at a purchase price of $23.00 per share and 160 shares of Series A Preferred Stock at $23,000 per share for an aggregate purchase price of approximately $10,000,000 in the Private Placement. Fairmount Fund II is also party to the Registration Rights Agreement. Fairmount is the investment manager for Fund II and has voting and dispositive power over the securities held by Fund II. See also “Certain Information About Our Common Stock” below.
Board Recommendation
The Board recommends a vote “FOR” this proposal.

PROPOSAL 2: APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES
General
We may ask stockholders to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt Proposal 1. In that event, stockholders will be asked to vote only upon this proposal and not on any other matter. If this proposal is approved, the Board may in its discretion, if necessary or appropriate, adjourn, or make one or more successive adjournments of, the Special Meeting to use the additional time to solicit additional proxies in favor of Proposal 1.
Board Recommendation
The Board recommends a vote “FOR” this proposal.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of October 16, 2024 by:
•	each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.
The column entitled “Shares Beneficially Owned” is based on a total of      shares of our common stock outstanding as of October 16, 2024.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this table are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Due to the conversion limitations on the Series A Preferred Stock, shares of underlying common stock have been excluded from beneficial ownership set forth below. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Oruka Therapeutics, Inc., 855 Oak Grove Ave., Suite 100, Menlo Park, CA 94025.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding Beneficially Owned
Name of Beneficial Owner
Entities affiliated with Fairmount Funds Management LLC(1)
Entities affiliated with Venrock Healthcare Capital Partners(2)
FMR LLC(3)
Entities affiliated with RTW Investments, LP(4)
Named Executive Officers and Directors:
Lawrence Klein(5)
Arjun Agarwal
Joana Goncalves
Paul Quinlan
Michael R. Bristow(6)
Thomas A. Keuer(7)
C. Jeffrey Dekker(8)
Cameron Turtle(9)
Samarth Kulkarni
Peter Harwin(1)
Carl Dambkowski
Kristine Ball
All executive officers and directors as a group (9 persons)(10)

*	Less than 1%.
(1)
Consists of (i) (A)     shares of common stock, (B)     shares of common stock issuable upon the exercise of pre-funded warrants and (C)     shares of common stock issuable upon conversion of     shares of Series B Preferred Stock held by

Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”) and (ii)     shares of common stock held by Fairmount Healthcare Co-Invest III L.P. (“Fairmount Fund III”). Excludes (i)     shares of common stock issuable upon the exercise of the pre-funded warrants, (ii)     shares of common stock issuable upon the conversion of Series B Preferred Stock and (iii)     shares of common stock issuable upon the conversion of Series A Preferred Stock owned by Fairmount Fund II. The pre-funded warrants and Series A Preferred Stock are subject to a beneficial ownership limitation of 9.99% and the shares of Series B Preferred Stock are subject to a beneficial ownership limitation of 19.99%, which such limitations restrict Fairmount Funds Management LLC (“Fairmount”) and its affiliates from exercising that portion of the warrants and converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after exercise or conversion, a number of shares of common stock in excess of the applicable ownership limitation. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the shares of common stock, the beneficial ownership limitation applicable to the shares of Series B Preferred Stock will automatically reduce to 9.99%. Fairmount serves as investment manager for Fairmount Fund II and Fairmount Fund III. Fairmount Fund II and Fairmount Fund III have delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in Fairmount Fund II and Fairmount Fund III’s portfolios. Because Fairmount Fund II and Fairmount Fund III have divested themselves of voting and investment power over the securities they hold and may not revoke that delegation on less than 61 days’ notice, Fairmount Fund II and Fairmount Fund III disclaim beneficial ownership of the securities they hold. The general partner of Fairmount is Fairmount Funds Management GP LLC (“Fairmount GP”). As managing members of Fairmount GP, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund II and Fairmount Fund III. Fairmount, Fairmount GP, Peter Harwin and Tomas Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.
(2)
Consists of (i)     shares of common stock and     shares of common stock issuable upon the exercise of pre-funded warrants held by Venrock Healthcare Capital Partners EG, L.P. (“VHCPEG”), (ii)     shares of common stock and     shares of common stock issuable upon the exercise of pre-funded warrants held by Venrock Healthcare Capital Partners III, L.P. (“VHCP3”), and (iii)     shares of common stock and     shares of common stock issuable upon the exercise of pre-funded warrants held by VHCP Co-Investment Holdings III, LLC (“VHCPCo3”). Excludes (i)    ,     and     shares of common stock issuable upon the exercise of the pre-funded warrants held by VHCPEG, VHCP3 and VHCPCo3, respectively, and (ii)     ,     and     shares of common stock issuable upon the conversion of Series A Preferred Stock held by VHCPEG, VHCP3 and VHCPCo3, respectively. The pre-funded warrants and Series A Preferred Stock are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict Venrock Healthcare Capital Partners and its affiliates from exercising that portion of the warrants or Series A Preferred Stock that would result in Venrock Healthcare Capital Partners and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable ownership limitation. VHCP Management III, LLC (“VHCPM3”) is the sole general partner of VHCP3 and the sole manager of VHCPCo3. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCPEG. As voting members of VHCPM3 and VHCPM EG, Dr. Bong Koh and Nimish Shah may be deemed beneficial owners of any securities beneficially owned by VHCPM3 and VHCPM EG. The principal business address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(3)
These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The principal business address of each of these persons and entities is 245 Summer Street, Boston, MA 02210.

(4)
Consists of     shares of common stock held in the aggregate by RTW Master Fund, Ltd. (“RTW Master Fund”), RTW Innovation Master Fund, Ltd. (“RTW Innovation Master Fund”), and RTW Biotech Opportunities Operating Ltd. (“RTW Biotech” and together with RTW Master Fund and RTW Innovation Fund, the “RTW Funds”). Excludes     shares of common stock issuable upon the conversion of Series A Preferred Stock held in the aggregate by the RTW Funds. The Series A Preferred Stock is subject to a beneficial ownership limitation of 9.99%, which such limitations restrict the RTW Funds and its affiliates from exercising that portion of the Series A Preferred Stock that would result in the RTW Funds and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable ownership limitation. RTW Investments, LP (“RTW”), in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The principal business address of RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.

(5)	Includes shares of restricted voting common stock.
(6)
Includes (i)     shares owned by Investocor Trust, of which Dr. Bristow is the sole trustee and (ii)     shares owned by NFS as Custodian for Michael Bristow’s IRA. Dr. Bristow and ARCA mutually agreed to conclude Dr. Bristow’s employment effective April 3, 2024.

(7)
Mr. Keuer resigned as named executive officer at the Merger Closing and his last day of employment was September 1, 2024, which termination was considered to be without “cause” related to a change in control for purposes of his employment agreement with ARCA.

(8)
Mr. Dekker resigned as named executive officer at the Merger Closing and his last day of employment was September 1, 2024, which termination was considered to be without “cause” related to a change in control for purposes of his employment agreement with ARCA.

(9)	Includes shares of restricted voting common stock held by the Turtle Family Trust, for which Mr. Turtle serves as Trustee.
(10)	See notes (1), (5) and (9) above.

OTHER MATTERS
Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on March 28, 2025 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the close of business on the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the 2024 Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than April 24, 2025 and no later than the close of business on May 24, 2025. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act). If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Delivery of Documents to Stockholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (650) 606-7910, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORKA2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58255-S97581 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORUKA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V58256-S97581

ORUKA THERAPEUTICS, INC.
SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 14, 2024 12:00 PM EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence Klein, Arjun Agarwal and Paul Quinlan, or any of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all the shares of common stock of Oruka Therapeutics, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Oruka Therapeutics, Inc. to be held at 12:00 p.m. Eastern Time on November 14, 2024, live via the Internet, at www.virtualshareholdermeeting.com/ORKA2024SM or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE